Exhibit 99.1

Investment Corporation

Annual Shareholder Meeting May 05, 2005

Recent Highlights

Successful conversion to a mortgage REIT & IPO Initiated Dividend Payments $0.06 for the 4th quarter 2004 $0.27 for the first quarter 2005

Growth of loan portfolio $1.2 billion on-balance sheet securitization in 4th quarter 2004 and 1st quarter 2005 $2.9 billion portfolio as of 3/31/05

Elimination of all non-warehouse debt

Slide 2

REIT Portfolio Growth

Cumulative Portfolio Growth

($ in billions) $5.5 $5.0 $4.5 $4.0 $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $- $1.7 $2.9 $3.75 -$4.0

12/31/04

03/31/05

06/30/05

Slide 3

Loan Sales by Quarter

Whole Loan Sales

REIT Sales

($ in millions)

$2,400.0

$2,000.0

$1,600.0

$1,200.0

$800.0

$400.0

$—

$1,763 $1,770 $1,965 $2,158 $1,731 $427 $1,559 $1,238 $321

1Q04

2Q04

3Q04

4Q04

1Q05

Hybrid

Fixed, 2nds, & Alt-A

Slide 4

2004 Production Profile

2004

Product % WAC LTV FICO

A+/A 86% 7.24% 81% 619

A- 5% 7.78% 77% 560

B 6% 8.09% 76% 559

C 2% 8.75% 71% 549

C- 1% 9.89% 66% 535

4Q 2004

Product % WAC LTV FICO

A+/A 86% 7.30% 80% 619

A- 4% 7.85% 77% 557

B 6% 8.14% 75% 555

C 3% 8.76% 71% 548

C- 1% 10.03% 65% 529

2004 Product Mix:

Hybrid Fixed Alt-A 2nd Mortgage I / O

FICO 611 LTV 79.9% WAC 7.37%

72.4%

17.0%

0.4% 0

6.5%

3.7%

4Q 2004 Product Mix:

Hybrid Fixed Alt-A 2nd Mortgage I / O

FICO 610 LTV 79.4% WAC 7.43%

73.2%

14.0%

0.2%

7.3%

5.3%

Slide 5

2005 Strategic Initiatives

Reduce overall cost structure

Leverage technology

Expand sales capability and efficiency

Invest in and build our servicing capability

Slide 6